Exhibit 13.1

Certification Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934

In connection with the Annual Report of Sohu.com Limited (the “Company”) on Form 20-F for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles Zhang, Chief Executive Officer and Chairman of the Board of Directors of the Company, certify, pursuant to U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2019 and results of operations of the Company for the fiscal year ended December 31, 2019.

/s/ Charles Zhang
Charles Zhang, Chief Executive Officer and
Chairman of the Board of Directors

April 21, 2020